Exhibit 10.45

SEQUA CORPORATION

2003 Six Sigma Restricted Stock Plan

1. Purpose

          The purpose of the 2003 Six Sigma Restricted Stock Plan (the "Plan") is to reward those employees of Sequa Corporation (the "Company") or any of its wholly-owned subsidiaries ("Subsidiaries") who successfully complete certain levels of the Operational Six Sigma Training Program by awarding them shares of Class A common stock of the Company (the "Stock"). The acquisition of a proprietary interest in the Company through ownership of the Stock will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its Subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its Subsidiaries and encourage such persons to participate in the Operational Six Sigma Training Program.

2. Administration of the Plan.

          (a)     The Plan shall be administered by a committee (the "Committee") appointed from time to time by the Board of Directors of the Company, which Committee shall consist of not less than two members and shall be initially composed of the President of the Company and the Vice President, Operational Excellence of the Company.

          (b)     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (i) to determine which employees have successfully completed the relevant Operational Six Sigma Training Program, (ii) to determine the time or times when each award will be granted, (iii) to adopt, amend and rescind such rules and regulations as the Committee deems advisable in the administration of the Plan , (iv) to construe and interpret the Plan, the rules and regulations adopted hereunder, and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

3. Shares of Stock Subject to the Plan.

          (a)     Except as provided in subparagraph 3(b) hereof, the number of shares that may be issued or transferred pursuant to grants of awards under this Plan shall not exceed 50,000 shares of the Company's Stock. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an award which for any reason is forfeited or terminated may again be subject to an award under the Plan.

          (b)     In the event that the Compensation Committee of the Board of Directors of the Company shall determine that any dividend in shares of Stock, Stock split, reverse split, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees (as defined below) under the Plan, then the Compensation Committee shall make such equitable changes and adjustments as it deems appropriate in (i) the number and kind of shares which may thereafter be issued under the Plan and (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding awards under the Plan. Any new or additional shares of Stock or other securities received by virtue of such adjustment shall be subject to the same terms, conditions and restrictions as the shares of Stock giving rise to such adjustment.

4. Eligibility

           Awards may be granted only to those employees of the Company or its Subsidiaries who have completed relevant Operational Six Sigma Training Programs (an "Eligible Employee"), as determined by the Committee in its sole discretion. Participants in the "Design for Six Sigma" training program are not eligible for awards under this Plan.

5. Duration of the Plan.

          Subject to the provisions of paragraph 14 hereof, the Plan shall remain in effect until all shares subject or which may become subject to the Plan shall have been granted under the Plan, provided that no awards may be granted after August 28, 2013.

6. Awards.

The following awards may be granted to Eligible Employees:

(a) Those employees who have been certified as a Black Belt by the Committee pursuant to the Operational Six Sigma Training Program will be eligible for an award of 100 shares of Stock.

(b) Those employees who have been certified as a Master Black Belt by the Committee pursuant to the Operational Six Sigma Training Program will be eligible for an award of 500 shares of Stock.

The Committee may in its sole discretion determine that an Eligible Employee or Eligible Employees will be granted fewer than the number of shares set forth in (a) or (b) above, whichever is applicable, or no shares at all.

7. Restrictions on Stock

All Stock awarded to an Eligible Employee under this Plan shall be restricted as follows and may not be transferred, pledged, assigned, sold or otherwise encumbered or disposed of while any of such restrictions remain in force. Such restrictions shall remain in force until the later of:

(a) The first anniversary of the date the Stock is issued to the Eligible Employee, in accordance with the provisions of Rule 144 under the Securities Act of 1933, as amended.

          (b)     The earlier of (i) the applicable anniversary (as determined below) of the date the award is granted to the Eligible Employee or (ii) the date the restriction period under subparagraph 7(b)(i) hereof terminates pursuant to paragraph 8.

          For purposes of subparagraph 7(b)(i) above, the applicable anniversary shall be: (i) in the case of an Eligible Employee who had completed Black Belt training but not Master Black Belt training as of the date the award is granted, the second anniversary of the date the award is granted, and (ii) in the case of an Eligible Employee who had completed Master Black Belt training as of the date the award is granted, the third anniversary of the date the award is granted.

8. Termination of Restrictions on Stock

          The applicable restriction period under subparagraph 7(b)(i) hereof shall immediately terminate and (subject to the restriction period set forth in subparagraph 7(a) hereof, which may not be terminated), the previously restricted Stock may thereupon be transferred, pledged, assigned, sold or otherwise encumbered or disposed of, with respect to an Eligible Employee who:

(a) Dies while employed by the Company or any parent or Subsidiary;

(b) Retires with the consent of the Company or any parent or Subsidiary; or

(c) Is employed by a Subsidiary or by a business unit of the Company or a business unit of a Subsidiary that is sold by the Company.

9. Forfeiture of Stock

          An Eligible Employee will forfeit all Stock that has been issued to him or her under the Plan and that remains restricted, in accordance with paragraph 7 hereof, in the event that she or he has ceased to be employed by the Company or any parent or Subsidiary unless such termination of employment occurs by reason of retirement with the consent of the Company, death or the sale by the Company of the Subsidiary or business unit of the Company or Subsidiary which employs the Eligible Employee. Awards shall not be affected by any change of employment as long as the recipient continues to be employed by either the Company or any parent or Subsidiary.

10. Legending of Stock Certificates

All certificates representing Stock issued pursuant to the Plan shall contain the following legend:

        The transferability of this certificate and the shares of Stock represented hereby are restricted by and subject to the terms and conditions (including forfeiture) of Sequa Corporation's 2003 Six Sigma Restricted Stock Plan. Copies of such Plan are on file in the offices of Sequa Corporation, 200 Park Avenue, New York, New York. The Shares represented by this certificate may not be sold or transferred unless they are registered under the Securities Act of 1933 or the Company has been furnished with an opinion of counsel satisfactory to it that no such registration is required. Notwithstanding the foregoing, in no event may these shares be sold or transferred prior to one (1) year from the date of issuance.

11. Delivery and Return of Stock Certificates

Certificates for Stock issued pursuant to the Plan shall be issued in the name of the applicable Eligible Employee on such date or dates during the first year of the restriction period as shall be determined by an appropriate officer of the Company and shall be held by the Company until the restricted period has expired pursuant to paragraphs 7 and 8 hereof. Thereafter, a certificate shall be delivered, without stock transfer tax, to the applicable Eligible Employee. Initially such certificates shall be legended when issued in accordance with paragraph 10 hereof. At the time a certificate is delivered to an Eligible Employee it shall be unlegended.

12. Rights as Stockholder

          Subject to the restrictions hereunder, an Eligible Employee shall, during the period in which any Stock issued under the Plan is restricted, have all of the rights of a stockholder with respect to such Stock, including without limitation the right to vote the shares in any matter with respect to which the Stock is permitted to be voted and to collect all dividends that may be paid thereon.

13. Legal Restrictions

          All Stock issued under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable hereunder upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or transfer of shares hereunder, such shares may not be issued or transferred unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

14. Amendment, Modification and Termination of the Plan

          (a) Subject to subparagraph 14(b) hereof, the Board of Directors may at any time amend, modify or terminate the Plan in any respect; provided, however, that no such action may affect the restrictions, terms and conditions applicable to Stock previously issued under the Plan.

          (b) Any increase in the number of shares of Stock that may be issued or transferred under the Plan (except as contemplated by subparagraph 3(b) hereof) and any other amendment or modification of the Plan for which stockholder approval is required under any applicable law or applicable rule or regulation of any governmental regulatory body or under the rules of any stock exchange on which the Stock is listed shall be subject to the approval of the Company's stockholders.

15. Effective Date of Plan

          The effective date of the Plan shall be August 28, 2003; subject, however, to approval of the Plan by a majority of votes cast at the annual meeting of the stockholders of the Company held in 2004, provided that the total vote cast represents over fifty percent (50%) in interest of all stock of the Company entitled to vote. Subject to the express provisions of the Plan, awards may be granted under the Plan at any time and from time to time after the adoption of the Plan by the Board of Directors on August 28, 2003 and prior to the termination of the Plan; provided, however, that in the event that the Plan is not approved by stockholders of the Company as aforesaid, the Plan and all awards granted thereunder shall be and become null and void.

16. No Right to Employment

          Nothing in the Plan or in any award granted hereunder shall confer any right to continue in the employ of the Company or any parent or subsidiary or interfere in any way with the right of the Company or any parent or subsidiary to terminate employment at any time.

17. Taxes

          The Company or any Subsidiary is authorized to withhold amounts of withholding and other taxes due in connection with any award under the Plan, including without limitation from any issuance of Stock or from any payroll or other payment to an Eligible Employee, and to take such other action as the Committee may deem advisable to enable the Company and its Subsidiaries and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award under the Plan. This authority shall include authority to withhold or receive shares of Stock or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee's tax obligations.

18. Governing Law

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.